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               ------------------------------------------------
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Echlin Investor Presentation - March 31, 1998

Certain statements included herein are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), and are made in good faith by Echlin pursuant to the Act's "safe harbor" provisions. Such forward-looking statements are not guarantees of future performance, and may involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Risks and uncertainties include, without limitation, global and regional economic conditions, business conditions in the overall automotive industry, and the cost and timing of the company's repositioning plan implementation. They also include other factors discussed herein and those detailed from time to time in the company's filings with the Securities and Exchange Commission.

Agenda
------

Discuss Echlin's significantly increased earnings power Review demonstrated momentum from Phase I repositioning plan Review significant potential of Phase II initiatives

Considerations concerning SPX proposal
         Business fit issues
         Timing issues and future opportunities

Echlin's Turnaround Has Just Begun
----------------------------------

Management change only twelve months ago

Inherited a set of businesses not reflective of modern management techniques

Major restructuring actions are moving at a rapid pace
     Reorganized,simplified and focused corporate structure
     EVA focused management
     14 targeted plant closings/consolidations
     1,700 headcount reductions
     Businesses representing $500 million in revenue sold

Today's meeting is to inform the market that Phase I of our restructuring is ahead of schedule and Phase II is underway

Our earnings power is substantially above Street estimates

Echlin Has Significantly Higher Earnings Potential
--------------------------------------------------


Fiscal Year         Earnings Per Share
-----------         ------------------
1995                $2.60
1996                $2.30
1997                $1.88
1998                $2.40-$2.50
1999                $3.65-$3.80
2000                $4.40-$4.55

The Market Had Just Started to Reflect the Changes at Echlin Before SPX's
Proposal
-------------------------------------------------------------------------

[Chart describing Echlin's daily stock price from 2/13/97 through 2/13/98]

1.       Review of Second Quarter and Future Earnings Potential

Confirmation of Phase I: Echlin Surpassed Estimates for the Second Consecutive Quarter
------------------------------------------------------------------------------

EPS FY - S/Share

1Q1998
         Estimated         $0.47
         Actual            $0.52
2Q1998
         Estimated         $0.41
         Actual            $0.43/$0.42

NB: Second Quarter reflects $1million or $0.01 of extraordinary expense related to SPX proposal.

Second Quarter Review
---------------------

                                                               Change
($ in millions)           1997             1998             1998 vs. 1997
---------------           ----             ----             -------------
Revenues                  $842.2           $835.7               (0.8%)
Gross Margin %            23.4%            24.4%                +100 bp
EBITDA                    $74.2            $78.8                +6.2%
% Margin                  8.8%             9.4%                 +85 bp
Net Income                $23.6            $26.9                +14.2%

Confirmation of Phase I: Organizational Restructuring and EVA Implementation
----------------------------------------------------------------------------

Reorganized from 66 business units to 4 business groups

EVA used for a strict evaluation of each business unit to identify "fix" or "sell" candidates

As a result, 7 businesses have been sold ($500 million revenue, 2% return on sales)

EVA principles implemented to assess capital investments-two strategic acquisitions accomplished in last 12 months

EVA based compensation program will be rolled out to all executive and operations managers by September 1998

Facility Rationalization
------------------------

4 completed
8 in progress
2 yet to come

Headcount reduction               When complete                    1,200
                                  Additional programs                500
                                  Total reduction                  1,700

$30 million annualized pre-tax savings when complete ($0.30 per share)

Echlin Now is Positioned For Phase II of Shareholder Value Creation
-------------------------------------------------------------------

Phase 1                                                 Phase 2
EVA                                                   Worldwide Sourcing
Divestitures        [arrow] Shareholder [arrow]       Initiative
Cost                           Value                  Distribution Realignment
Reductions                                            EVA
Top Line                                              Strategic Acquisitions
Growth                                                Operational Optimization

Where is the Big Opportunity at Echlin?
---------------------------------------

66 Business Units [arrow] New Management [arrow] 4 Business Groups Old structure was a function of previous management style
Consolidation conceived of and implemented by current team
Reduces duplicate functions
Allows coordinated approach to drive improved profitability
         Sourcing
         Distribution
         Operations

Global Sourcing
-------------

Objective is to reduce supply base by 40% by 2000 - from 10,000 suppliers to
6,000

Major purchases include:
         Aluminum          Bearings
         Steel             Packaging
         Rubber            MRO

Target of annualized 5.0% cost reduction on $2.0 billion of material and equipment purchases over a two-year period

                              Reduction               Per Share Benefit
                              ---------               -----------------
Fiscal 1999                   2.5% - 3.0%             $0.50 - $0.60
Fiscal 2000                   2.0% - 2.5%             $0.40 - $0.50
Total                                                 $0.90 - $1.10

Distribution Realignment
------------------------

Distribution Points

Current           Target
44                5

Costs reduced by $30 million annually upon completion

Potential Echlin inventory reduction of approximately $90 million

Two year payback on initial investment

Operational Optimization
------------------------

Shares services initiatives

BaaN software implementation

IMPACT manufacturing program

Effects of EVA-based compensation program

1998 Earnings Power is Higher than Expectations
-----------------------------------------------

Upside we see in 3Q and 4Q

         Gross margins up 180-220 bp above year ago level
         Operating expenses 40-60 bp lower
         Improved cash flow

1998 EPS Range             $2.40-$2.50

Sources of Fiscal Year 1999 Potential
-------------------------------------

                                                        Incremental 1999 Pre-Tax
                                                        Impact
                                                        (Millions, except EPS)

Phase I:

Operations and Financial Improvements                   $25 - $30
Repositioning Benefits                                  10


Phase II:

Global Sourcing and Distribution Realignment            55 - 60
Operational Improvements                                25 - 30
Subtotal Pre-Tax Impact                                 $115 - $130
Total Expected EPS Range                                $3.65 - $3.80

Sources of Fiscal Year 2000 Potential

                                                        Incremental 2000 Pre-Tax
                                                        Impact
                                                        (Millions, except EPS)

Phase II:

Incremental Global Sourcing                             $40 - $50
Distribution Realignment                                10 - 15
Operational Improvements                                10- 15
Subtotal Pre-Tax Impact                                 $60 - $80
Total Expected EPS Range                                $4.40 - $4.55

Earnings Potential
------------------


   ($ in millions,
    fiscal year)          1998                  1999               2000
    ------------          ----                  ----               ----
Revenues                  $3,500                $3,575             $3,850
% Growth                  (1.7%)                2.1%               7.7%
Gross Margin %            25.2%                 27.9%              28.4%
EBITDA(1)                 $380                  $500               $575
% Margin                  10.8%                 14.0%              14.9%
EPS Range                 $2.40-$2.50           $3.65-$3.80        $4.40-$4.55

(1) Corresponding to midpoint of indicated EPS range.

Additional Opportunities: Strategic Acquisitions
------------------------------------------------

Enhance shareholder value
Complementary in technology
Complementary in markets served
Expansion of geographic markets
Market leader (#1 or #2) in product lines
Strong management team in place
Above average organic growth potential

2.       The SPX Proposal

Some Issues Under Review as we Consider the SPX Proposal
--------------------------------------------------------

Business fit of combined company will determine valuation of stock portion
         Distribution concept
         Negative customer reaction
         Lack of synergies

Equity market valuation of combined company

SPX understanding of industry

Distribution Systems are Fundamentally Different
-----------------------------------------------------

[Chart comparing Echlin and SPX distribution systems]

Limited Customer Overlap
------------------------

                                          Echlin    SPX(a)          Estimated
                                                                     Overlap

OE Manufacturers                            X         X                 8%
OE Dealers                                            X                 0
Aftermarket
         Aftermarket Repair Shops                     X                 0
         Warehouse Distributors             X                           0
         Retailers                          X                           0
--------------------------------------------------------------------------------
Total Overlap                                                           8%

(a) Assumes sales for Service Solution business is divided between dealers and repair shops for comparative purposes.

Customer Reaction: The Impact is Already Reverberating
------------------------------------------------------

"... we have been greatly concerned about this move on SPX's part since the beginning and we are very much in opposition to it." -Larry Price, CEO, Genuine Parts Company

"I was deeply concerned about how this would affect one of my most important suppliers... I do not believe it to be in the best interest of the customers." -Wilson McMillion, Owner, Parts Plus

"I am not impressed by Mr. Blystone's background, track record, nor understanding of the aftermarket." -Keith Thompson, CEO, Republic Automotive Parts

"We do not see any benefits or synergies to this combination for Echlin's customers and, therefore, do not believe it is good for your shareholders." -Art Fisher, CEO, Federated Auto Parts Distributors

"As a customer, I am totally opposed to this takeover." -Rollance E. Olson, Chairman, Parts Depot

You Have Noticed the Lack of Business Fit and Synergies
-------------------------------------------------------

Date        Firm              Comments

2/18/98     Lehman Brothers   "There are no synergies; SPX plan is to simply
                              manage the business better."

2/19/98     DLJ Securities    "SPX does not have significant business with
                              Echlin's main customers."

2/20/98     Morgan Stanley    "There appears to be little operational synergies
&                             that would aid in achieving these cost savings."
2/18/98
                              "Echlin's manufacturing facilities in
                              general are product focused, and therefore many not permit faster rationalization without spending a lot of money. This runs counter to SPX's claims that management is overspending."

3/18/98     Merrill Lynch     "... we believe synergisms are largely absent."

Other "New Distribution Concepts" ...
-------------------------------------

[Chart describing Federal-Mogul - Daily stock price: 1/4/93 through 3/11/94]

 ... Have Cost Shareholders Money
---------------------------------

[Chart describing Federal-Mogul - Daily stock price: 1/4/93 through 12/27/96]

Other "New Distribution Concepts" ...
-------------------------------------

[Chart describing APS Holding Corp. - Daily stock price: 1/11/96 through
9/27/96]

 ... Have Cost Shareholders Money
---------------------------------

[Chart describing APS Holding Corp. - Daily stock price: 1/11/96 through
3/25/98]

Possible Reasons SPX Needs an Acquisition
-----------------------------------------

A study of U.S. Automotive Diagnostic Equipment Market Raises Concerns over Strength of Business

"In the last couple of years, SPX has lost market share in almost every product segment. The main reasons for this is their distribution system."

"SPX has not had a very strong following with independent installers."

"SPX has increased its sales per employee tremendously over last couple of years. However, it is expected that some of the gains have come at the expense of cuts in R&D. Competitors expect that this may hurt SPX's prospects in the long run."

"OBD III, IV and V represent real threats to diagnostic equipment manufacturers."

Source: Frost & Sullivan Report commissioned by Echlin on February 25, 1998

SPX Issues Under Review - A Summary
-----------------------------------

New distribution concept presumes customer acceptance
Substantial potential for customer defection
Almost $100 million of synergies are required to get neutral EPS(1) Pro forma P/E may reflect auto parts industry multiple
2 years of automotive experience
Proposed Board is aligned with SPX

(1) According to SPX S-4

SPX's Claims About Echlin Do Not Hold Up to Scrutiny
----------------------------------------------------

Productivity
Capital Spending
Underperforming Assets
EVA Implementation
Pace of Management Actions

Claim: Echlin Productivity is Low
Reality: Outstanding Capital Productivity
-----------------------------------------


Three-Year Average Return on Assets(a)
Echlin                        11.3%
Delco Remy                    10.8%
Dana                           9.6%
Arvin                          8.7%
Lucas Varity                   8.2%
Standard Motor                 7.3%
Federal Mogul                  5.4%

(a) Average of EBIT/Assets for latest three fiscal years.

Claim: Echlin Overspending on Capex
Reality: Capex/Sales in Line With Others
----------------------------------------


Capex/Sales                          1995        1996       1997   Avg. '95-'97
-----------                          ----        ----       ----   ------------
Aftermarket Companies:
Dana ...............................  5.4%       4.6%       3.9%       4.6%
Arvin ..............................  5.1        3.6        4.3        4.3
Delco Remy .........................  2.0        5.1        4.6        3.9
Echlin .............................  3.8        3.3        4.2        3.8
Federal-Mogul ......................  3.9        2.7        2.8        3.1
Standard Motor Products ............  2.5        3.0        2.5        2.7
SPX ................................  2.8        1.8        2.5        2.4

Claim: Need to Divest Underperforming Assets
Reality: New Management Has Moved Quickly to Sell Underperforming Assets
------------------------------------------------------------------------

Sold:
Sensor Engineering
BWD Puerto Rico
Preferred Plastic
Australia Distribution
ACE Electric
WAWD
Midland-Grau

Divested businesses representing revenues of $500 million with an average margin of 2%.

Claim: Echlin Moving Too Slowly on EVA
--------------------------------------

Reality: "Echlin is making significant progress with EVA - implementation is among the fastest we've seen for a company of their size and complexity." - Joel Stern

Claim: Management Does Not Move Quickly
Reality: We Are Moving With Speed
---------------------------------------

Reorganized, simplified and focused corporate structure
Rapid implementation of EVA principles
Implemented restructuring program to reduce costs
Divesting underperforming and non-core assets
Acquired complementary businesses
Quickly exceeded analyst's earnings expectations

3.       Conclusions

Echlin's Board of Directors: Track Record of Independence
---------------------------------------------------------

Always has been shareholder focused
Track record of acting independently
Has made difficult decisions without external pressure
Well aware of responsibilities and is well advised

"I've been following Echlin for 20 years and I've known [Chairman and Chief Executive Larry McCurdy] for 20 years...he's a shareholder-sensitive guy." -Mario Gabelli

The Echlin Opportunity
----------------------

Restructuring well under way
Benefits just becoming apparent
No need for major strategic or operational assumptions to produce revised EPS Repositioning actions have history of success in industry and have created value in the market
25 years of automotive experience and credibility
Track record of Board independence

Key Message
-----------

We have implemented the turnaround and SPX has timed a proposal to reap the rewards
Echlin's shareholders are just starting to see the EPS impact
Return on investments are just beginning to become apparent externally
Echlin wanted to share its view of future because current numbers underestimate EPS potential
         Apparent to the board and management
         Not readily apparent to the investor community

Certain statements included herein are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), and are made in good faith by Echlin pursuant to the Act's "safe harbor" provisions. Such forward-looking statements are not guarantees of future performance, and may involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Risks and uncertainties include, without limitation, global and regional economic conditions, business conditions in the overall automotive industry, and the cost and timing of the company's repositioning plan implementation. They also include other factors discussed herein and those detailed from time to time in the company's filings with the Securities and Exchange Commission.